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                                                                   Exhibit 10.20

                               MARKETING AGREEMENT

         This Marketing Agreement ("Agreement") is made as of March 13, 2003 (the "Effective Date") between ASV Inc., a Minnesota corporation with a principal place of business at 840 Lily Lane, Grand Rapids, Minnesota 55744 ("ASV") and Jacobsen, a division of Textron Inc., a Delaware corporation with its principal place of business at 40 Westminster St., Providence, RI 02903("Jacobsen").

         WHEREAS, Jacobsen markets and sells landscaping equipment and products, under the Jacobsen(R) trademark , to the golf course industry in North America and worldwide, utilizing a network of independent authorized dealers ("Dealers"; individually "Dealer");

         WHEREAS, ASV manufactures and sells certain rubber-tracked products for use in low impact landscaping applications;

         WHEREAS, ASV desires to market a rubber-tracked product for the golf course market, using the ASV and Jacobsen(R) marks, through Jacobsen's network of independent dealers; and, Jacobsen desires to promote the sale of ASV's products to its dealers under the ASV and Jacobsen(R) marks and to provide additional sales and field support;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.       DEFINITIONS

         As used herein, the following terms will have the following meanings:

         1.1 "Confidential Information" means all trade secrets, confidential and proprietary data of any kind or nature whatsoever relating to this Agreement, or the businesses of either party and its affiliates. Confidential Information also shall include any information prepared or developed by a party in connection with this Agreement, which reflects, interprets, evaluates, includes or is derived from the Confidential Information of another party. Confidential Information, by way of example, but not by way of limitation, shall include, but not be limited to, technical specifications, diagrams, discoveries, economic models, pro forma and other financial information, designs, business opportunities, cost and pricing data, records, customer lists, and engineering, manufacturing, and marketing know-how. Confidential Information does not include information which (i) was generally known or available to the public at the time of its disclosure, discovery or production hereunder, or which after such disclosure, discovery or production became generally known or available to the public, provided that such disclosure, discovery or production was made or occurred through no fault of the receiving party or its affiliates, or their officers, directors, or employees;
(ii) was in the possession of the receiving party prior to its disclosure, discovery or production hereunder; (iii) was known or was being independently developed by the receiving party at the time of its disclosure hereunder; (iv) is required to be furnished pursuant to law or legal process; or (v) is rightfully obtained, subsequent

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to its disclosure hereunder, by the receiving party or its affiliates from a third party who is lawfully in possession of such information and who is not under an obligation of confidentiality to the disclosing party.

         1.2 "Licensed Mark" means the trademark Jacobsen(R)and design as it is set forth on Exhibit B hereto

         1.3      "Products" means those products listed on Exhibit C hereto.

2.       MARKETING, DISTRIBUTION AND PRODUCT SUPPORT

         2.1 Jacobsen Dealer Network. Jacobsen shall provide ASV with a list of its Dealers including appropriate contact information and information regarding each Dealer's approximate annual sales of Jacobsen products. Jacobsen shall also make introductions of ASV to its Dealers. ASV shall be entitled to enter into dealer agreements with such Dealers on terms that ASV and such Dealers may mutually agree.

         2.2 Jacobsen Marketing Obligations. Jacobsen shall market and promote the sale of the Products to Dealers in the golf course market in accordance with the marketing plan set forth on Exhibit A, at Jacobsen's expense. Jacobsen shall consult with ASV on a regular basis concerning Dealer and user demand for Products. Jacobsen agrees to refer to ASV any inquiries that it may receive for sales of the Products. Jacobsen's promotions and recommendations of Products will be in accordance with ASV's sales materials and technical data timely provided by ASV, at its own cost, to Jacobsen.

         2.3 Sales of Products. ASV shall take orders for Products directly from Dealers. ASV may, in its sole discretion, choose to accept, reject or limit orders from Dealers on the basis of the overall demand for and supply of the Products, the Dealer's credit rating, ASV's prior credit experience with the Dealer, or Dealer's failure to provide adequate customer service levels. Dealers will be entitled to use ASV's credit terms, or to apply for possible financing with Textron Financial Corporation, a Textron Inc. subsidiary, for their purchases of Products from ASV. Jacobsen acknowledges that nothing herein shall limit ASV from selling Products that do not incorporate the Licensed Marks to other dealers or through such other means of distribution that ASV deems appropriate.

         2.4 Jacobsen Sales Support and Training. Jacobsen shall provide reasonable support for the sales and promotion of the Products through the Dealers and shall designate a product manager with responsibility for promoting and marketing the Products. ASV will provide sales training to Jacobsen employees, at ASV's facilities and at a level consistent with sales training that ASV provides to its own employees and dealers. Each party will bear its own expenses in connection with such sales training. Jacobsen will be solely responsible for compensating its product manager, regional sales managers and other employees in connection with their sales activities for the Products.

         2.5 Dealer Sales Training. With the cooperation of Jacobsen, ASV shall train Dealers for marketing and servicing Product. Such sales training shall concern the features, capabilities and appropriate applications for Product and shall be designed to enable Dealer sales personnel to successfully promote the sale of Product.

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         2.6      Product Warranties. ASV shall warrant the Products to Dealers and their customers, pursuant to the terms of ASV's standard product warranties. ASV shall be responsible for administering ASV's warranties of Products sold through Dealers.

         2.7 Technical Support. Jacobsen shall provide field personnel for technical training and diagnostics for the Products. ASV shall provide technical and service engineering support for the Products to such Jacobsen personnel, at a level comparable with the level of technical and product support customers generally expect with respect to ASV equipment. To this end, ASV shall employ a suitable number of qualified engineers and technicians, and shall provide technical training instruction to such Jacobsen personnel at locations and times reasonably requested by Jacobsen and mutually agreed upon. Such trained Jacobsen personnel shall make themselves available to ASV for support of the Products.

         2.8 Marketing Materials. ASV and Jacobsen may use ASV's existing sales and service literature to market and promote the Products. The parties may also develop joint marketing materials, to be mutually agreed upon, at Jacobsen's expense. Such joint marketing materials, and all copyrights therein, shall be jointly owned by ASV and Jacobsen, without accounting. ASV will also provide Jacobsen the right to use any ASV-developed artwork in any Jacobsen-developed promotional material and literature relating to Product.

         2.9 Cooperation. The parties shall cooperate in all reasonable respects with each other in the fulfillment of their respective responsibilities under this Agreement.

         2.10 Component Sourcing. If Jacobsen desires to purchase additional or new products from ASV, ASV will discuss such sourcing arrangement in good faith with Jacobsen.

3.       COMMISSIONS AND PAYMENT

         3.1 Commissions. In consideration for Jacobsen's services, ASV shall pay Jacobsen a commission equal to a percent of the standard Dealer net price for complete machines. "Net Price" shall mean the sale price for complete machines, excluding shipping, rebates and returns, and taxes, for all Products sold and delivered to Dealers by ASV, as reflected in the following table:

Number of machines purchased during any calendar year         Commission %
-----------------------------------------------------         ------------
                   ***                                           (***)%

                   Next ***                                      (***)%

                   Next *** and over                             (***)%

-------------------
*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

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         3.2      Payment. ASV shall remit commissions to Jacobsen on a
quarterly basis, within thirty (30) days of the end of the calendar quarter. Commission statements shall include a report of the aggregate Dealer Net Prices paid by the Dealers during such quarter. All payments provided for herein shall be made in U.S. dollars by wire transfer to an account number designated in writing by Jacobsen.

         3.3 Records. ASV shall maintain accurate and complete records showing in reasonable detail all pertinent information with respect to its sales of the Products to the Dealers. Jacobsen, through its duly authorized representatives (including certified public accountants), shall have the right, upon request, to examine such records at reasonable times, but not more than once per calendar year, for the purpose of determining the correctness of the reports and payments submitted by ASV to Jacobsen under this Agreement.

4.       TRADEMARKS AND BRANDING

         4.1 Joint Branding of Products. The parties intend that the rubber-tracked Products will be marketed under both the ASV trademarks and trade dress, and the Licensed Mark. The parties shall jointly agree on the identity package for the Products, and Jacobsen shall provide ASV with an appropriate number of identity packages (e.g., Jacobsen logo stickers), at no additional cost to ASV, for installation by ASV.

         4.2 Trademark License. Jacobsen hereby grants to ASV, a nonexclusive, non-transferable, world-wide, royalty-free license to use and apply the Licensed Mark solely in connection with the promotion, marketing and sale of the Products. ASV acknowledges that (i) it shall have no right to use the Licensed Mark in combination with any other mark, name or term, (ii) it shall have no right to use the Licensed Mark for any uses other than for the promotion, marketing and sales of the Products in the golf market, and (iii) it shall have no right to grant sublicenses under this Agreement. ASV accepts this license and agrees to exercise such rights strictly in accordance with the terms and conditions set forth in this Agreement. Jacobsen reserves the right to grant to others the right to use or apply the Licensed Mark in connection with the sale and distribution of any products, in anyplace in the world, and to grant licenses to third parties.

         4.3 Use of Trademark. ASV may use the Licensed Mark only as it appears on Exhibit B. Furthermore, ASV shall not use the Licensed Mark or any trademark or trade name confusingly similar thereto in connection with any goods other than the Products. Jacobsen shall have the right to disapprove of the use of the Licensed Mark as applied to all Products, as well as its use with advertisements, brochures and any other promotional materials related to such Products.

         4.4 Infringement. (a) ASV shall promptly advise Jacobsen in writing of any suit or other proceeding commenced against ASV based upon a claim that ASV's use or application of the Licensed Mark in accordance with this Agreement infringes any trademark, service mark or other proprietary right belonging to a third party, or if ASV becomes aware that a third party may be infringing upon the rights of Jacobsen in the Licensed Mark. (b) Jacobsen shall have the sole and absolute right to control the defense of any such infringement suit or proceeding and may settle the same if desirable, in Jacobsen's sole and absolute discretion. In addition, Jacobsen

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shall also have the sole and absolute right to bring any action or take any other steps to enforce its rights in the Licensed Mark. ASV agrees to assist Jacobsen, at Jacobsen's request and expense, in any such defense and/or enforcement action by providing information and witnesses as needed.

         4.5 Quality Standards. All use by ASV of the Licensed Mark shall be in compliance with the reasonable quality standards of Jacobsen. ASV shall, at the request of Jacobsen, provide Jacobsen with a reasonable number of samples of any advertising materials, packaging, labels and other printed material bearing the Licensed Mark and used in the marketing of the Product in order for Jacobsen to verify that ASV is meeting the required quality standards. In addition, ASV agrees that Jacobsen representatives may enter ASV's premises at any time during regular business hours in order to inspect ASV's manufacturing operations and quality control procedures to ensure the maintenance of such written quality standards of Jacobsen. If Jacobsen does not believe that the ASV quality control standards meet those established by Jacobsen, it shall inform ASV in writing, and ASV shall comply with Jacobsen's reasonable instructions to bring them back into conformance. ASV shall not sell, display, market, distribute or use for any purpose, any Products or Licensed Mark or promotional and packaging material related thereto which fail to meet Jacobsen's quality standards or the trademark requirements set forth in this Agreement.

         4.6 Marking Requirements. ASV's use of the Licensed Mark pursuant to this Agreement shall comply with all marking requirements and other laws pertaining to trademarks in force during the term of this Agreement.

         4.7 Ownership of Licensed Marks. ASV acknowledges and agrees that Jacobsen has the exclusive right and interest in the Licensed Mark, that all use of the Licensed Mark by ASV shall inure to the benefit of Jacobsen, including its successors and assigns, that ASV will not take any action that is inconsistent with Jacobsen's ownership of the Licensed Mark, or to contest the validity of the Licensed Mark or in any way injure or discredit any part thereof, and that, upon termination of this Agreement, all rights in the Licensed Mark, including the goodwill connected therewith, shall remain the property of Jacobsen.

         4.8 Registrations. Jacobsen shall be solely responsible for, and may exercise its sole discretion in, deciding whether to apply for and prosecute applications for registration of the Licensed Mark in any jurisdiction and whether to maintain any such registrations therefor.

5.       TERM AND TERMINATION

         5.1 Term. Unless terminated earlier pursuant to Section 5.2 below, this Agreement shall remain in effect for three (3) years from the Effective Date ("Initial Term"). This Agreement may be extended for additional twelve (12) month periods, by mutual written agreement of the parties.

         5.2 Termination. If either party fails to perform this Agreement in any material respect (and does not remedy such failure to the complete satisfaction of the non-defaulting party, within thirty (30) days after written notice thereof has been sent to the other party) or becomes insolvent, bankrupt or consents to the appointment of a trustee or receiver, or if any

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trustee or receiver is appointed for the greater part of either party's properties without the consent of that party and such trustee or receiver is not discharged within thirty (30) days, or if any bankruptcy, reorganization, arrangement or liquidation proceedings are instituted by either party or if instituted against either party are consented to by it or permitted to remain undismissed for thirty (30) days, then, in such event, the other party may terminate this Agreement immediately upon written notice to such party.

         5.3 Effect of Termination or Expiration. Promptly after termination or expiration of this Agreement, ASV shall pay Jacobsen any commissions earned prior to the date of such termination or expiration. The parties' rights and obligations under Sections 6, 7 and 8 shall survive termination or expiration of this Agreement. Termination or expiration of this Agreement shall not terminate any dealer agreements entered into between ASV and the Dealers. ASV shall have the right to sell its inventory of Products that bear the Licensed Mark for a period of six months following termination or expiration of this Agreement and shall thereafter cease use of the Licensed Mark on the Products.

6.       CONFIDENTIALITY

         6.1 Confidentiality Obligation. Each party (a "disclosing party") may from time to time disclose to the other party (a "receiving party") certain Confidential Information in connection with performance of this Agreement. The receiving party shall hold the disclosing party's Confidential Information in strictest confidence and trust and shall use the Confidential Information only in connection with the purposes of this Agreement. The receiving party shall not disclose Confidential Information provided by the disclosing party, or the fact that it has been made available to the receiving party, except that the receiving party may disclose Confidential Information and the fact that it has been provided to those employees, officers, directors, agents, consultants and representatives of the receiving party who have a need to know such information in connection with the purposes of this Agreement.

         6.2 Public Disclosure. If the receiving party is required by law or legal process to disclose any of the Confidential Information of the disclosing party, the receiving party shall promptly notify the disclosing party in writing so that the disclosing party may seek an appropriate protective order or other remedy at the sole cost of the disclosing party.

         6.3 Return of Information. All reports, notes, data, memoranda, records, or other tangible expressions of Confidential Information of the other party, including any electronically stored data, will be returned to the disclosing party promptly upon request of such disclosing party.

         6.4 Survival of Obligation. The confidentiality obligation shall survive expiration or termination of this Agreement for any reason for a period of one (1) year.

7.       INDEMNIFICATION

         7.1 By ASV. ASV shall defend, indemnify and hold Jacobsen and Jacobsen's officers, directors, and employees harmless from and against any and all claims, demands, liabilities, losses, damages, judgements, awards, fines, costs and expenses, including attorneys' fees and costs, which arise from any third party claim of injury or death of any person or loss of

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or damage to property, resulting from, arising out of or connected with the
Products or ASV's performance under this Agreement including ASV's use of the Licensed Mark, except to the extent that such claims, etc. result from the negligence or willful misconduct of Jacobsen or to the extent that Jacobsen is obligated to indemnify ASV pursuant to Section 7.2(b) below.

         7.2 By Jacobsen. Jacobsen shall defend, indemnify and hold ASV and ASV's officers, directors and employees harmless from and against any and all claims, demands, liabilities, losses, damages, costs and expenses, including attorneys' fees and costs, which arise from (a) any third party claim of injury or death of any person or loss of or damage to property, resulting from Jacobsen's performance under this Agreement, except to the extent that such claims, etc. result from the negligence or willful misconduct of ASV, or (b) any third party claim that the use of the Licensed Trademarks infringes any third party trademark or trade dress, except to the extent that such claims result from ASV's failure to use the Licensed Mark according to the terms of this Agreement.

         7.3 Procedures. The party entitled to indemnification shall promptly notify the indemnifying party of any claim subject to this Section 7, and shall permit the indemnifying party to control the defense and settlement of such claim. The indemnified party shall provide reasonable cooperation to the indemnifying party in such defense, at the indemnifying party's request and expense.

8.       MISCELLANEOUS

         8.1 Notices. When written notice is required by this Agreement, it shall be sent by registered mail, by courier or by such other method as will permit the sender to verify delivery, to the addresses set forth below:

         For Jacobsen:

         Jacobsen, a division of Textron Inc.
         3800 Arco Corporate Drive
         Suite 310
         Charlotte, North Carolina 28273
         Facsimile: (704) 504-6654
         Attn: Jeff Dailey

         For ASV:

         ASV Inc.
         840 Lily Lane
         Grand Rapids, Minnesota 55744
         Facsimile: (218) 326-5579
         Attn: Gary Lemke

         Written notice may also be sent by facsimile to the numbers listed above, but such notice shall not be effective unless the sender receives a return facsimile acknowledging receipt of the notice. Notice shall be deemed received when actually delivered to the recipient as demonstrated

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by postal records. Facsimile notice shall be deemed received upon receipt by the sender of an acknowledgement as described above. The addresses and transmittal numbers set forth above can be changed only by written notice, which complies with the requirements of this Section 8.1.

         8.2 No Waiver. Any failure of any party to enforce at any time any of the provisions of this Agreement, or any rights or remedies with respect thereto, or to exercise any election herein provided, shall not constitute a waiver of any such provision, right, remedy or election or in any way affect the validity thereof or of this Agreement. The exercise by any party of any of its rights, remedies or elections under the terms of this Agreement shall not preclude or prejudice such party's right to exercise at any other time the same or any other right, remedy or election it may have under this Agreement. The rights of termination provided herein are in addition to any other right, remedy or election a party may have hereunder or at law or in equity, including the right to sue for breach without terminating this Agreement.

         8.3 Force Majeure. No failure or omission by either party in the performance of any of its obligations under this Agreement shall be deemed a breach of this Agreement, nor create any liability or give rise to any right to terminate this Agreement, if the same shall arise from or as a consequence of a fire, flood, severe weather or other act of God, war, insurrection, civil disturbance, or any other cause similar to the causes above enumerated, and any such cause shall absolve the affected party from responsibility for such failure to perform said obligation.

         8.4 Entire Amendment; Agreement. This Agreement, including the Exhibits attached hereto or referred to herein, constitutes the entire agreement between the Parties and there are no prior understandings, agreements, representations or warranties between the parties relating hereto. No modification or amendment to this Agreement or any of its provisions shall be binding unless contained in a writing signed by both parties.

         8.5 Survival. The provisions of this Agreement shall survive expiration or termination of this Agreement to the extent required for their full observation and performance.

         8.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remainder thereof.

         8.7 Applicable Law and Jurisdiction. This Agreement shall be governed by and subject to the laws of the State of Minnesota, without regard to the conflict of laws provisions thereof.

         8.8 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

         8.9 Relationship. The relationship between Jacobsen and ASV shall be that of independent contractors, and nothing in this Agreement shall be construed to establish a fiduciary, partnership, agency, or joint venture relationship between the parties, or constitute Jacobsen, its agents and employees as the agents or employees of ASV or to grant them any power or authority to act for, bind or otherwise create or assume any obligation on behalf of ASV for any purpose whatsoever.

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         8.10     Headings. The headings to the sections of this Agreement are solely for convenience of reference, and they shall not govern, limit or aid in the interpretation of any terms or provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date first above written.

ASV INC.                                         JACOBSEN, A DIVISION OF TEXTRON
                                                 INC.

By:    /s/ Gary Lemke                            By:    /s/ Joe Thompson
       --------------------                             ------------------------
Name:  Gary Lemke                                Name:  Joe Thompson
Title: Chairman                                  Title: Vice President

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                                    EXHIBIT A
                                     TO THE
                               MARKETING AGREEMENT

                                 MARKETING PLAN

-    GCS Trade Show - share a booth

-    Co-op advertising with Jacobsen product

-    ASV/Jacobsen identity package

-    Direct mailers to 17,000 North American Golf Courses

-    Advertisements in YOUR COURSE magazine

-    Listing of ASV on the dealer locater on website - www.textronturf.com

-    ASV in Jacobsen literature

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                                    Exhibit B
                                     to the
                               Marketing Agreement

                                  Licensed Mark

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                                    Exhibit C
                                     to the
                               Marketing Agreement

                                    Products

RC-30 ALL SURFACE LOADER TURF EDITION

RC-50 ALL SURFACE LOADER TURF EDITION

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